UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2021

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US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39120	84-2421185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

(Address of Principal Executive Offices) (Zip Code)

(208) 331-8400

(Registrant's telephone number, including area code)

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(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market
Warrants to Purchase Common Stock	ECOLW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2021, the Board of Directors (the “Board”) of US Ecology, Inc. (the “Company”) adopted and approved Amendment No. 1 to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”). The Bylaws Amendment is briefly summarized below, which summary is qualified in its entirety by reference to the Bylaws Amendment filed as Exhibit 3.1 hereto and incorporated herein by reference:

•	Size of the Board of Directors: The Bylaws Amendment increases the maximum size of the Board from nine directors to 12 directors.

•	Advance Notice Provisions: The Bylaws Amendment establishes an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company timely written notice to the corporate secretary in proper form and consistent with the notice requirements set forth in Article II, Section 2 and Article III, Section 12, as applicable, of the bylaws, as amended by the Bylaws Amendment. Such notice requirements include, but are not limited to, the stockholder nominee’s name and address, the class and amount of stock beneficially owned by the stockholder nominee and disclosure of any material agreements or litigation between the Company and stockholder nominee.

Under the Company’s bylaws, as amended by the Bylaws Amendment, the deadline for advance notice of business and nominates for annual meeting of stockholders is generally no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. In addition, under the bylaws, as amended by the Bylaws Amendment, the deadline for advance notice of director nominations for a special meeting of stockholders where directors will be elected is no earlier than 120 days prior to such special meeting and no later than the later of 90 days prior to such special meeting and the tenth day after the date on which notice of such special meeting was first made or publicly disclosed

These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

•	Forum Selection: The Bylaws Amendment adds a provision to the bylaws of the Company that: (i) unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of the Company’s current or former directors, officers, other employees, agents or stockholders to the Company or the Company’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Company or any of the Company’s current or former directors, officers, employees, agents or stockholders arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine; (ii) unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; (iii) any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to these provisions; and (iv) failure to enforce the foregoing provisions would cause the Company irreparable harm, and the Company will be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Amendment No. 1 to Amended and Restated Bylaws of US Ecology, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Ecology, Inc.

Date: January 19, 2021	By:	/s/ ERIC L. GERRATT
Eric L. Gerratt
Executive Vice President and Chief Financial Officer

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